Exhibit 3.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-10 of our report dated March 10, 2006 with respect to the consolidated financial statements of Canadian Superior Energy Inc., as at and for the year ended December 31, 2005, incorporated herein by reference.

Chartered Accountants
Calgary, Canada
August 4, 2006